PNC REAL ESTATE(logo)	MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE
of
PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, David D. Spotts, as Senior Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.	A review of the Servicer’s activities during the calendar year 2021 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and

2.	To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: February 22, 2022

Midland Loan Services, a division of
PNC Bank, National Association

/s/ David D. Spotts

David D. Spotts
Senior Vice President

Member of The PNC Financial Services Group
10851 Mastin Boulevard	Overland Park, Kansas 66210
800-327-8083
www.pnc.com/midland

Schedule I
Morgan Stanley Capital I, Inc.
Recipient Role	Deal Name	Series Number	Midland Role
Owner			Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2004-IQ7	Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2004-IQ8	Special Servicer
Issuer	Morgan Stanley 2007-XLC1	Series 2007 XLC1	Master Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2007-IQ15	Primary Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2006-IQ12	Primary Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2011-C3	Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2012-C4	Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2012-C5	Primary Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2013-C7	Master and Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2013-C9	Master Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2013-C10	Master and Special Servicer
Master and Special Servicer of the Milford Plaza Fee loan under the MSBAM 2013-C9 PSA.
Special Servicer of the Mall at Tuttle Crossing loan under the MSBAM 2013-C11 PSA
Depositor	Morgan Stanley Capital I, Inc.	Series 2013-C12
Master and Special Servicer of the Burnham Center loan under the MSBAM 2013-C10 PSA.
Special Servicer of the Westfield Countryside loan under the MSBAM 2013-C11 PSA
Depositor	Morgan Stanley Capital I, Inc.	Series 2015-C20	Master Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2015-C21	Master Servicer
Master Servicer of the Discovery Business Center under the MSBAM 2015-C20 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2015-C22	Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2015-C23
Master and Special Servicer (from 7/8/15) of the TKG 3 Retail Portfolio under the MS 2015-MS1 PSA.
Master and Special Servicer of the US StorageMart Portfolio under the CGBAM 2015-SMRT PSA
Special Servicer of the Hilton Garden Inn W 54th loan under the MSBAM 2015-C22 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2015-MS1	Master and Special Servicer
Special Servicer of the Hilton Garden Inn W 54th, Waterfront at Port Chester, 300 South Riverside Plaza Fee loans under the MSBAM 2015-C22 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2015-C24	Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2014-C15	Special Servicer

Schedule I
Morgan Stanley Capital I, Inc.
Recipient Role	Deal Name	Series Number	Midland Role
Depositor	Morgan Stanley Capital I, Inc.	Series 2015-C26	Special Servicer
Special Servicer of the Coastal Equities Retail Portfolio under the MSBAM 2015-C24 PSA.
Special Servicer of the Herald Center loan under the MSBAM 2015-C25 PSA
Depositor	Morgan Stanley Capital I, Inc.	Series 2015-XLF2	Master and Special Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2015-UBS8	Master Servicer
Master Servicer of the Cape May Hotel and Charles River Plaza North loans under the CSAIL 2015-C3 PSA.
Master Servicer of the WPC Department Store loan under the BACM 2015-UBS7 PSA
Primary Servicer of the Gulfport Premium Outlets loan under the MSBAM 2016-C29 PSA.
Primary Servicer of the Grove City Premium Outlets under the BACM 2016-UBS10 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2015-C27
Special Servicer of the Herald Center loan serviced under the BACM 2015-C25 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2016-UBS9
Master Servicer of the Twenty Ninth Street Retail loan under the GSM 2015-GS2 PSA.
Master Servicer of the Ellenton Premium Outlets, 525 Seventh Ave loans serviced under the MS 2016-UBS8 PSA.
Primary Servicer of the Gulfport Premium Outlets loan under the MSBAM 2016-C29 PSA.
Primary Servicer of the Grove City Premium Outlets under the BACM 2016-UBS10 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2016-C29	Primary Servicer
Primary Servicer of the Grove City Premium Outlets under the BACM 2016-UBS10 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2016-UBS11	Master Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2016-C30
Master Servicer of the Columbia Center loan under the CGCMT 2016-P5 PSA.
Depositor	Morgan Stanley Capital I, Inc.	BANK 2016-BNK2
Master Servicer of The Orchard loan under the MS 2016-UBS12 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2016-UBS12	Master Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2017-C33	Special Servicer
Master and Special Servicer on the Pentagon Center loan under the GSMS 2017-GS6 PSA.
Master Servicer on the Gateway Crossing loan under the MS 2017-H1 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2017-H1	Master Servicer
Special Servicer on the Hyatt Regency Austin loan under the MS 2017-C33 PSA.
Depositor	Morgan Stanley Capital I, Inc.	BANK 2017-BNK5
Master and Special Servicer on the Starwood Capital Group Hotel Portfolio and Gateway Net Lease Portfolio loans under the DBJPM 2017-C6 PSA.
Master Servicer on the iStar Leased Fee Portfolio loan under the MS 2017-H1 PSA.
Depositor	Morgan Stanley Capital I, Inc.	BANK 2017-BNK8
Special Servicer on the Cabela's Industrial Portfolio under the GSM 2017-GS8 PSA.

Schedule I
Morgan Stanley Capital I, Inc.
Recipient Role	Deal Name	Series Number	Midland Role
Depositor	Morgan Stanley Capital I, Inc.	Series 2017-HR2	Primary Servicer
Depositor	Morgan Stanley Capital I, Inc.	BANK 2018-BNK11
Master Servicer on the Extra Space - TIAA Self Storage Portfolio under the CGCMT 2018-B2 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2018-H3
Master Servicer on the Fort Knox Executive Park loan under the CGCMT 2018-B2 PSA.
Master Servicer on the Orlando Airport Marriott lakeside and Torrance Technology Campus loans under the UBS 2018-C11 PSA.
Special Servicer on the Axcelis Corporate Center loan under the CGCMT2018-B2 PSA.
Depositor	Morgan Stanley Capital I, Inc.	BANK 2018-BNK14
Special Servicer on the Starwood Hotel Portfolio under the WFCM 2018-C47 PSA.
Master and Special Servicer on the Navika-Sun 6 Portfolio under the MSC 2018-L1 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2018-L1	Master and Special Servicer
Master and Special Servicer on the Shelbourne Global Portfolio I under the UBS 2018-C13 PSA.
Depositor	Morgan Stanley Capital I, Inc.	Series 2018-H4	Master Servicer
Master Servicer on the 1001 Frontier Road loan under the MSC 2019-L2 PSA.
Depositor	Morgan Stanley Capital I Inc.	Series 2019-SURF	Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2019-L2	Master Servicer
Depositor	Morgan Stanley Capital I, Inc.	Series 2019-BNK17	Special Servicer
Master Servicer on the ILPT Hawaii Portfolio loan under the ILPT 2019-SURF PSA.
Depositor	Morgan Stanley Capital I Trust 2019-PLND	Series 2019-PLND	Master Servicer
Depositor	Morgan Stanley Capital I Trust 2019-H6	Series 2019-H6	Master & Special Servicer
Master and Special Servicer on The Block Northway loan under the BBCMS 2019-C3 PSA.
Special Servicer on the Tower 28 loan under the Bank 2019-BNK17 PSA.
Master Servicer on the ILPT Hawaii Portfolio loan under the ILPT 2019-SURF PSA and on the SoCal Retail Portfolio loan under the MSC 2019-H7 PSA.
Depositor	Morgan Stanley Capital I Trust 2019-H7	Series 2019-H7	Master Servicer
Primary Servicer on the 3 Columbus Circle loan under the BMARK 2019-B10 PSA.
Special Servicer on the Tower 28 loan under the Bank 2019-BNK17 PSA
Master and Special Servicer on the FedEx Niles loan under the MSC 2019-H6 PSA.
Depositor BANK 2019-BNK20		Series 2019-BNK20
Master Servicer on the Grand Canal Shoppes and the Legacy Tower loans under the MSC 2019-H7 PSA.
Depositor	Morgan Stanley Capital I Trust 2019-L3	Series 2019-L3	No Role
Master Servicer on the Grand Canal Shoppes loan under the MSC 2019-H7 PSA and on the Royal Palm Place loan under the MSC 2020-L4 PSA
Depositor	Morgan Stanley Capital I Trust 2019-MEAD	Series 2019-MEAD	Master & Special Servicer

Schedule I
Morgan Stanley Capital I, Inc.
Recipient Role	Deal Name	Series Number	Midland Role
Depositor	Morgan Stanley Capital I Trust 2020-L4	Series 2020-L4	Master Servicer
Master Servicer on the Soy y Luna loan under the CSAIL 2020-C19 PSA.
Depositor	Morgan Stanley 2020-BNK26	Series 2020-BNK26
Master Servicer on the 560 Mission Street loan under the BMARK 2020-B16 PSA.
Depositor	Morgan Stanley Capital I Trust 2020-HR8	Series 2020-HR8	Special Servicer
Special Servicer on the Bushwick Multifamily Portfolio loan under WFCM 2020-C56 PSA.
Depositor	BANK 2021-BNK32	Series 2021-BNK32
Master Servicer on the Boca Office Portfolio loan under the BMARK 2021-B24 PSA
Depositor	MSC 2021-L5	Series 2021-L5
Master servicer on the Signature Office Portfolio loan and the Appletree Business Park loan, both under the GSM 2020-GSA2 PSA, and the McCarthy Ranch loan under the MSC 2020-L4 PSA
Depositor	MHC 2021-MHC2	Series 2021-MHC2	Servicer
Depositor	MSC 2021-L6	Series 2021-L6	Master Servicer
Master and Special Servicer on the Woodbridge Corporate Plaza Leased Fee loan under the Benchmark 2021-B28 PSA
Depositor	BX 2021-SDMF	Series 2021-SDMF	Special Servicer
Depositor	MSC 2021-L7	Series 2021-L7
Special Servicer on the One SoHo Square loan under the SOHO 2021-SOHO PSA
Depositor	BX 2021-LGCY	Series 2021-LGCY	Special Servicer
Depositor	BANK 2021-BNK38	Series 2021-BNK38	Special Servicer